Exhibit 99.1

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[            ], 2022

The undersigned hereby appoints Chamath Palihapitiya, [●] or the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company (“SCS”), to be held on [            ], 2022 at [            ][a.m./p.m.] at [            ] or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [            ], 2022: The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at [            ].

SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I RECOMMENDS A VOTE “FOR” PROPOSALS NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11	Please mark vote as indicated in this example		☒

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 26, 2022 (the “Merger Agreement”), by and among SCS, Karibu Merger Sub, Inc. (“Merger Sub”) and Akili Interactive Labs, Inc. (“Akili”), a copy of which is attached to the proxy statement/prospectus statement as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Akili (the “Merger”), with Akili surviving the Merger as a wholly owned subsidiary of SCS (which will be renamed Akili, Inc.), in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the proxy statement/prospectus;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of SCS’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following three separate proposals (collectively, the “Organizational Documents Proposals”) for approval effective upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Akili, Inc.” in connection with the Business Combination (SCS after the Domestication, including after such change of name, is referred to herein as “Akili, Inc.”):

Proposal No. 3 — Organizational Documents Proposal A — as a special resolution, the change in the authorized share capital of SCS from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “SCS Class B ordinary shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “SCS preference shares”), to              shares of common stock, par value $0.0001 per share, of Akili, Inc. (the “Akili, Inc. common stock”) and shares of preferred stock, par value $0.0001 per share, of Akili, Inc. (the “Akili, Inc. preferred stock”);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Organizational Documents Proposal B — as a special resolution, the issue of any or all shares of Akili, Inc. preferred stock in one or more classes or series by the board of directors of Akili, Inc., with such terms and conditions as may be expressly determined by Akili, Inc.’s board of directors and as may be permitted by the DGCL; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Organizational Documents Proposal C — as a special resolution, the adoption of the Proposed Certificate of Incorporation and the Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to the proxy statement/prospectus as Annex J and Annex K, respectively), including (1) changing the corporate name from “Social Capital Suvretta Holdings Corp. I” to “Akili, Inc.,” (2) making Akili, Inc.’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation and the United States Federal District Courts as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended (the “Securities Act”) (4) being subject to the provisions of Section 203 of DGCL and (5) removing certain provisions related to SCS’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which SCS’s board of directors believes is necessary to adequately address the needs of Akili, Inc. after the Business Combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Director Appointment Proposal — for the holders of the SCS Class B ordinary shares, to consider and vote upon a proposal to approve by ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to appoint to a staggered board nine directors who, upon consummation of the Business Combination, will be the directors of Akili, Inc.;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of Akili, Inc. common stock to (a) the PIPE Investors (as defined in the proxy statement/prospectus), including the Sponsor Related PIPE Investors (as defined in the proxy statement/prospectus), pursuant to the PIPE Investment (as defined in the proxy statement/prospectus) and (b) the Akili stockholders pursuant to the Merger Agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the 2022 Stock Option and Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the 2022 Employee Stock Purchase Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 — The Auditor Ratification Proposal — to consider and vote upon a proposal to approve by ordinary resolution the ratification of the appointment of Marcum LLP as the independent registered public accountants of SCS to audit and report upon SCS’s consolidated financial statements for the year ending December 31, 2022; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of Proposal No. 1 through Proposal No. 9 at the extraordinary general meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Date: , 2022

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE